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                                                                   EXHIBIT 10.11


                                  PEMSTAR INC.
                                  ------------
               FIRST AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT
               --------------------------------------------------


     THIS FIRST AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT is made as of the day of June 1999, by and among PEMSTAR Inc., a Minnesota corporation (the "Company"), the holders of Common Stock of the Company listed on the attached Schedule A (individually, a "Common Holder" and collectively, the "Common Holders"), and the holders of Series A Preferred Stock and Series B Preferred Stock of the Company listed on the attached Schedule B (individually, a "Preferred Holder" and collectively, the "Preferred Holders").

                                    RECITALS
                                    --------

     A. Pursuant to that certain Series B Preferred Stock Purchase Agreement dated as of the date hereof among the Company and certain of the Preferred Holders, certain of the Preferred Holders are purchasing or agreeing to purchase an aggregate of 1,000,000 shares of the Company's Series B Preferred Stock (the "Series B Financing").

     B. In order to induce certain of the Preferred Holders to purchase the Series B Preferred Stock, the Common Holders desire to grant to the Company and the Preferred Holders rights of first refusal and co-sale with respect to the Common Holders' shares of Common Stock of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

     1. Definitions.

          a. "Common Stock" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Preferred Stock.

          b. "Preferred Stock" shall mean the Company's Series A Preferred Stock and Series B Preferred Stock now owned or subsequently acquired by the Preferred Holders.

          c. "Stock" shall mean shares of the Company's Common Stock now owned or subsequently acquired by the Common Holders.

          d. "Transfer" shall mean any direct or indirect sale, exchange, transfer, assignment, pledge, creation of a security interest in, or encumbrance on, or other disposition by a Common Holder of all or any portion of such Common Holder's interest in the Common Stock or any economic interest therein (including without limitation by means of any participation or swap transaction).

     2. Right of First Refusal.

          a. Notice to the Company and Preferred Holders.

               (1) In the event any Common Holder (the "Transferring Shareholder") desires to Transfer any Stock other than as specifically provided in Section 5 below, such Transferring Shareholder must deliver a notice in writing by certified mail ("Notice") to the Company stating (A) his bona fide intention to Transfer such shares,
          (B) the number of such shares to be Transferred, (C) the price, if any, for which he proposes to Transfer such shares, and (D) the name of the proposed purchaser or transferee.

               (2) In the event the proposed Transfer is partially or completely in exchange for assets other than cash, then such assets shall be deemed to have a cash value in the amount determined by the Company's Board of Directors in its sole good faith opinion, in which case such cash value ascertained by the Board, when added to any cash to be exchanged and then divided by the number of shares of Stock to be Transferred, shall be deemed the price per share set forth in the Notice. In the event of a gift, property settlement or other Transfer in which the proposed purchaser or transferee is not paying the full price for the Stock, which Transfer is not otherwise exempted from the terms of Section 2 and 3 hereof, the price shall be deemed to be the fair market value of the Stock as determined in good faith by the Board of Directors.

          b. Company Right of First Refusal. The Company shall have an exclusive, irrevocable option (the "Company Option"), at any time within twenty (20) days of receipt of the Notice, to purchase all (but not less than all) of the Stock to which the Notice refers at the price per share specified in the Notice (as determined in Section 2(a)(ii)). The Company shall exercise the Company Option by written notice signed by an officer of the Company and delivered or mailed to the Transferring Shareholder (the "Company Settlement Notice"), which notice shall specify the time, place and date for settlement of such purchase.

          c. Company Settlement. Within ten (10) days of receipt of the Company Settlement Notice, the Transferring Shareholder must deliver to the Company all certificates for the Stock being acquired by the Company, together with proper assignments in blank of the Stock with signatures properly guaranteed and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective, and the Company must thereupon deliver to the Transferring Shareholder full cash payment for the Stock being acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Company shall pay for said shares on the same terms and conditions set forth in such Notice.

          d. Preferred Holders' Right of First Refusal. In the event that the Company does not exercise the Company Option, the Company shall, not later than twenty (20) days from the date of receipt of the Notice, give written notice to the Preferred Holders of the Company's nonexercise of the Company Option, which notice shall enclose the Notice and shall specify the procedures by which each Preferred Holder may exercise the option to purchase not more than its Pro Rata Share (as defined in Section 2(g) below) of the Stock to which the Notice refers (the "Preferred Holder Option"). For twenty (20) calendar days following the expiration of the Company Option, each Preferred Holder may exercise its Preferred Holder Option at the same price and upon the same terms as set forth in the Notice. Any Preferred Holder desiring to exercise its Preferred Holder Option shall deliver to the Company and to the Transferring Shareholder a written notice of election to purchase the shares with respect to which the Preferred Holder Option is to be exercised.

          e. Assignment of Preferred Holder Option. Each Preferred Holder may assign its rights under this Section 2 to (i) any of its limited partners or shareholders, (ii) any entity related to or affiliated with such Preferred Holder, or (iii) another Preferred Holder; provided, however, that if payment is to be made in any manner other than all cash against delivery of the Stock being sold, such assignee must be at least as creditworthy as the Preferred Holder so assigning its rights or the payment for the Stock must be guaranteed by the Preferred Holder so assigning its rights, and provided, further, however, that the issuance of such shares of Stock to the assignee shall be exempt from registration.

          f. Preferred Holder Settlement. Promptly upon expiration of the Preferred Holder Option, the Company shall deliver a notice in writing to the Transferring Shareholder and each Preferred Holder and/or assignee who elected to acquire a portion of the Stock subject to the Preferred Holder Option (the "Preferred Holder Settlement Notice") setting forth the number of shares of Stock to be sold to each Preferred Holder and/or assignee and the price thereof. Within ten (10) days of receipt of the Preferred Holder Settlement Notice, the Transferring Shareholder must deliver to the Company any certificates for the Stock being acquired by the Preferred Holders and/or assignees, together with proper assignments in blank of the Stock with signatures properly guaranteed and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective. Within ten (10) days of receipt of the Preferred Holder Settlement Notice, each Preferred Holder and/or assignee acquiring a portion of the Stock must deliver to the Company full cash payment for the portion of the subject Stock being so acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Preferred Holders electing to acquire a portion of the subject Stock and/or their assignees shall pay for said shares on the same terms and conditions set forth in such Notice. The Company shall thereafter promptly remit full payment for the Stock acquired hereby to the Transferring Shareholder and deliver the new or assigned certificates to the Preferred Holders and/or assignees, as appropriate.

          g. Determination of Pro Rata Share. For purposes of Section 2 above, each Preferred Holder's "Pro Rata Share" is the ratio of (i) the total number of shares of Common Stock and Preferred Stock held by such Preferred Holder as of the date of the Notice (on an as-converted to Common Stock basis) to (ii) the total aggregate shares of Common Stock and Preferred Stock held by all Preferred Holders as of such date that have elected to exercise the Preferred Holder Option (on an as-converted to Common Stock basis).

     3. Co-Sale Rights.

          a. Notice to Preferred Holders. In the event that less than all of the shares of Stock proposed to be Transferred by a Transferring Shareholder are acquired by the Company and/or Preferred Holders (or their assignees) pursuant to the Company Option and/or the Preferred Holder Option set forth in Section 2 above (collectively, the "Options"), the Company shall deliver, promptly upon expiration of the Options, a notice in writing to each Preferred Holder (the "Co-Sale Notice") reiterating the names of the prospective purchaser, a transferee, the number of shares of Stock proposed to be Transferred and not acquired pursuant to the Options, and the price per share at which such shares are proposed to be Transferred.

          b. Rights of Co-Sale. Each Preferred Holder shall have the right, exercisable upon written notice to the Transferring Shareholder within ten
     (10) days after receipt of the Co-Sale Notice, to participate in such sale of Stock on the same terms and conditions. To the extent one or more of the Preferred Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Transferring Shareholder may sell in the transaction shall be correspondingly reduced.

          c. Determination of Participation Right. Each Preferred Holder may sell all or any part of that number of shares of Preferred Stock or Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Co-Sale Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by or issuable upon conversion of the shares of Preferred Stock owned by such Preferred Holder at the time of the Transfer and the denominator of which is the total number of shares of Common Stock owned by the Transferring Shareholder plus the number of shares of Common Stock owned by or issuable upon conversion of the shares of Preferred Stock owned by all of the Preferred Holders at the time of the Transfer.

          d. Rights of Participating Preferred Holders. If any Preferred Holder fails to elect to fully participate in such Transferring Shareholder's sale pursuant to this Section 3, the Transferring Shareholder shall give notice of such failure to the Preferred Holders who did so elect (the "Participating Preferred Holders"). Such notice may be made by telephone if confirmed in writing within two (2) days. The Participating Preferred Holders shall have the right, exercisable upon written notice to the Transferring Shareholder within five (5) days from the date such notice was given, to sell additional shares of Common Stock or Preferred Stock equal to their pro rata share of the unsold portion. For purposes of this Section 3(d), a Participating Preferred Holder's pro rata share of the unsold portion shall be the ratio of (x) the number of shares of Common Stock held by or issuable upon conversion of the shares of Preferred Stock held by such Participating Preferred Holder to (y) the total number of shares of Common Stock held by or issuable upon conversion of the shares of Preferred Stock held by all of the Participating Preferred Holders plus the number of shares of

     Common Stock held by the Transferring Shareholder.

          e. Delivery of Shares. Each Participating Preferred Holder shall effect its participation in the sale by promptly delivering to the Transferring Shareholder for transfer to the prospective purchaser or transferee one or more certificates, properly endorsed for transfer, which represent:

               (1) the type and number of shares of Common Stock which such Participating Preferred Holder elects to sell; or

               (2) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Participating Preferred Holder elects to sell; provided, however, that if the prospective purchaser or transferee objects to the delivery of Preferred Stock in lieu of Common Stock, such Participating Preferred Holder shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 3(e)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser or transferee.

          f. Settlement. The stock certificate or certificates that the Participating Preferred Holder delivers to the Transferring Shareholder pursuant to Section 2(e) shall be transferred to the prospective purchaser or transferee in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Transferring Shareholder shall concurrently therewith remit to such Participating Preferred Holder that portion of the sale proceeds to which such Participating Preferred Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or transferee prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participating Preferred Holder exercising its rights of co-sale hereunder, the Transferring Shareholder shall not sell to such prospective purchaser or transferee any Stock unless and until, simultaneously with such sale, the Transferring Shareholder shall purchase such shares or other securities from such Participating Preferred Holder.

          g. No Prejudice from Non-Exercise. The exercise or non-exercise of the rights of the Preferred Holders hereunder to participate in one or more sales of Stock made by the Transferring Shareholder shall not adversely affect their rights to participate in subsequent sales of Stock subject to this Section 3.

     4. Additional Rights of Preferred Holders.

          a. Prohibited Transfers. In the event a Common Holder should sell any Stock in contravention of the co-sale rights of the Preferred Holders under
     Section 3 (a "Prohibited Transfer"), the Preferred Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Common Holder shall be bound by the applicable provisions of such option.

          b. Grant of Put Option. In the event of a Prohibited Transfer, each Preferred Holder shall have the right to sell to the Common Holder the type and number of shares of Stock equal to the number of shares each Preferred Holder would have been entitled to transfer to the purchaser or transferee had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 3 above (the "Put Option"). Such sale shall be made on the following terms and conditions:

               (1) The price per share at which the shares are to be sold to the Common Holder shall be equal to the price per share paid by the purchaser or transferee to the Common Holder in the Prohibited Transfer. The Common Holder shall also reimburse each Preferred Holder for any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise of the Put Option.

               (2) Within forty-five (45) days after the later of the dates on which the Preferred Holder (A) received notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, each Preferred Holder shall, if exercising the Put Option, deliver to the Common Holder a notice exercising the Put Option (the "Put Option Notice").

               (3) Immediately upon receipt of the Put Option Notice, the Common Holder shall make available the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4(b)(i), in cash or by other means acceptable to the Preferred Holder. The Preferred Holder shall concurrently make available to the Common Holder the certificate or certificates representing the shares to be sold, each properly endorsed for transfer.

               c. Prohibited Transfers Void. Notwithstanding the foregoing, any attempt by a Common Holder to Transfer Stock in violation of Sections 2 or 3 hereof, whether voluntarily or involuntarily, shall be void and the Company agrees it will use its reasonable best efforts to not effect such a Transfer or treat any alleged transferee as the holder of such Stock.

     5. Exempt Transfers.

          a. Transfers to Affiliates. Notwithstanding the rights of first refusal and co-sale rights set forth in Sections 2 and 3 of this Agreement, a Common Holder may Transfer all or any part of the Stock owned by such Common Holder:

               (1) in the case of individuals, (A) to members of his or her Immediate Family if by gift, where "Immediate Family" means any parent, spouse, child, grandchild, brother or sister of the Common Holder or any trust for the sole benefit of any or all of such persons, and (B) to his or her heirs, executors or other fiduciaries pursuant to a last will and testament; and

               (2) in the case of any other Common Holder, (A) to its Affiliates, where "Affiliates" means any other person or entity that, directly or indirectly, through one or more intermediaries, is in control of, is controlled by, or is under common control with such Common Holder, and (B) to its successors in interest.

          b. De Minimus Transfers. Notwithstanding the Preferred Holders' co-sale rights set forth in Section 3 of this Agreement, each Common Holder may Transfer up to a cumulative total of twenty-five thousand (25,000) shares of Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) owned by such Common Holder free of the Preferred Holders' co-sale rights.

          c. Prior Agreement. Notwithstanding the rights of first refusal and co-sale rights set forth in Sections 2 and 3 of this Agreement, a Common Holder, if a party thereto, may Transfer all or any part of the Stock owned by such Common Holder to the Company or certain other shareholders of the Company pursuant to the terms of that certain Shareholder Agreement dated June 4, 1994 (the "Prior Agreement"), provided, however, that if any of the shares of Stock to be Transferred by a Common Holder to a third party is not purchased by the Company or the other shareholders pursuant to the terms of the Prior Agreement, then such shares shall remain subject to the Preferred Holder Option.

          d. Conditions to Exempt Transfers. Any Transfer of Stock made pursuant to the provisions of Section 5.a. or 5.c. above shall be subject to the following:

               (1) Prior to the completion of such Transfer, each such transferee or such transferee's legal representative shall have executed documents in form and substance satisfactory to the Company, evidenced by the Company's written acknowledgement of such satisfaction, assuming the obligations of a Common Holder under this Agreement with respect to the transferred Stock; and

               (2) Such transferred Stock shall remain subject to the provisions of this Agreement, and the transferee shall be treated as a "Common Holder" for purposes of this Agreement.

     6. Termination of Restrictions on Transfers. The rights of first refusal and the co-sale rights under Sections 2 and 3 of this Agreement shall terminate upon the occurrence of any one of the following events: (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company;
(b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of all or substantially all of the property and assets of the Company; or (c) upon the effective date of a bona fide firm commitment underwritten public offering of the Company's Common Stock registered under the Securities Act of 1933, as amended, on Form S-1 (or any successor form designated by the Securities and Exchange Commission).

     7. Agreement to Vote for Series A Nominee.

          a. For so long as 250,000 shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) of the Company's Series A Preferred Stock (and/or the Common Stock issuable upon conversion thereof) are held by any of the Preferred Holders, the Common Holders agree to vote all shares of Common Stock now or hereafter owned by them to elect to the Company's board of directors a nominee of the majority of the holders of the Series A Preferred Stock (the "Series A Nominee").

          b. Prior to each election of directors of the Company, the majority of the holders of the Series A Preferred Stock shall designate the Series A Nominee in writing to the Company. The Company shall promptly notify each of the Common Holders of such nominee. Any vacancy occurring because of the death, resignation, removal or disqualification of the Series A Nominee shall be filled according to this Section 7.

          c. The Company and the Common Holders agree to use their best efforts to ensure that the rights given to the holders of the Series A Preferred Stock pursuant to this Section 7 are effective and that the such holders shall enjoy the benefits hereof. Such best efforts shall include, without limitation, the use of the Company's and the Common Holders' best efforts to cause the Series A Nominee to be elected as a director of the Company at each election of the board of directors. Neither the Company nor the Common Holders shall, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder, but shall at all times in good faith assist in the carrying out of all of the provisions of this Section 7, and shall use their best efforts to protect the rights of the holders of the Series A Preferred Stock against impairment.

     8. Legends; Stop Transfer Instructions.

          a. Legends. Each certificate representing shares of Stock now or hereafter owned by the Common Holders or issued to any person in connection with a Transfer pursuant to Section 5 hereof shall be endorsed with the following legend:

         "THE SALE, PLEDGE, HYPOTHECATION, TRANSFER OR VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS' AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AMONG THE PARTIES NAMED THEREIN, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICE OF THE ISSUER OF SUCH SHARES."

          b. Stop Transfer Instructions. Each Common Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in
     Section 8(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

     9. "Market Stand-off" Agreement. Each Common Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise Transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          a. such agreement shall not exceed one hundred eighty (180) days for the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          b. such agreement shall not exceed ninety (90) days for any subsequent registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Stock of each Common Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     10. Additional Issuances of Common Stock. The Company agrees that, except for Common Stock issued pursuant to any arrangement approved by the Board of Directors to employees, officers and directors of, or consultants, advisors or other persons performing services for, the Company, it shall not issue any additional shares of Common Stock or Preferred Stock after the date hereof until the issuee of such shares agrees to become a party to this Agreement as a Common Holder and has executed a counterpart signature page to this Agreement provided, however, that if a Preferred Holder purchases additional shares of Common or Preferred Stock after the date hereof, then the Company shall not require such Preferred Holder to become a party to this Agreement as a Common Holder. Except as provided for in the immediately preceding sentence, any issuance of Common Stock or Preferred Stock without the issuee becoming a party hereto shall be void until such issuee has agreed to be bound by the terms hereof and has signed a counterpart signature page to this Agreement.

     11. Miscellaneous.

          a. Conditions to Exercise of Rights. Exercise of the rights granted to the Company and the Preferred Holders under this Agreement shall be subject to and conditioned upon, and the parties shall use their best efforts to assist the Company and the Preferred Holders in, compliance with applicable laws.

          b. Corporate Law Compliance. The right of the Company to repurchase any of the Stock is subject to the restrictions governing the rights of a corporation to purchase its own shares contained in the Minnesota Business Corporation Act and such other pertinent governmental restrictions as may from time to time be effective.

          c. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

          d. Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Preferred Holders, by persons holding more than fifty percent (50%) in interest of the Preferred Stock and Common Stock issuable upon the conversion thereof then held by the Preferred Holders and their assignees pursuant to Section 11(e) hereof, and (iii) as to the Common Holders, by persons holding more than fifty percent (50%) in interest of the Common Stock then held by the Common Holders; provided, however, that the amendment or waiver of any provision of this Agreement that affects a Common Holder in a manner that is adverse to such Common Holder and does not similarly affect all other Common Holders shall require the written consent of such Common Holder; provided further, that any Preferred Holder may individually waive any of his rights hereunder without obtaining the consent of any other Preferred Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, each Common Holder, each Preferred Holder and their successors and permitted assigns, even if the Common Holder, Preferred Holder or their successors and permitted assigns has not executed such amendment or waiver. Notwithstanding the foregoing, any waiver by a Preferred Holder, or the Preferred Holders, as to any one Common Holder or as to any one transaction shall not waive any of the Preferred Holders' rights as to any other Common Holder or as to any other transaction.

          e. Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives.

          f. Term. This Agreement shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering of shares of the Company's capital stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, or (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

          g. Power of Attorney. Each Common Holder and Preferred Holder, by executing this Agreement, irrevocably appoints each of the officers of the Company his, her or its true and lawful attorney-in-fact to execute any amendments hereto for the sole purpose of adding or deleting Common Holders or Preferred Holders.

          h. Entire Agreement. This Agreement constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein. This Agreement terminates and supersedes in all respects that certain Shareholders' Agreement dated February 12, 1998 among the Company, the Common Holders and the holders of Series A Preferred Stock.

          i. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) upon telefacsimile transmission to the party to be notified at the telefacsimile number indicated for such party on the signature page hereof, if any, or (c) upon deposit with an overnight courier service or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address(es) indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notwithstanding the foregoing, the telephone notice permitted by Section 3(d) shall be effective at the time it is given if confirmed in writing within two (2) days.

          j. Additional Parties to Agreement. Any individuals and/or entities that hold any shares of the Common Stock of the Company shall be entitled to become a party to this Agreement, and the addition of such individuals and/or entities as parties to this Agreement and any required amendment of Schedule A in connection therewith shall not be considered an amendment of this Agreement requiring the consent of the Common Holders or the Preferred Holders. Upon execution of a counterpart signature page to this Agreement by any of such individuals and/or entities, such individuals and/or entities shall become parties to this Agreement to the same extent as if they had executed this Agreement as of the date hereof and shall be included in the definition of "Common Holders" under this Agreement for all purposes. Schedule A to this Agreement shall be automatically amended as appropriate to reflect the addition of such individuals and/or entities as Common Holders under this Agreement.

          k. Ownership. Each Common Holder represents and warrants that he is the sole legal and beneficial owner of the shares of Stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

          l. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          m. Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          n. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          o. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          p. Shares Bound by this Agreement. The parties executing this Agreement as a Common Holder agree that such party is bound by the obligations of a Common Holder hereunder with regard to any and all shares of Common Stock of the Company held by such party in such party's sole name, in joint tenancy, as a trustee or a co-trustee, or in any form of beneficial ownership (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of
     1934).

     The foregoing Shareholders' Agreement is hereby executed as of the date first above written.

                                      THE COMPANY:

                                      PEMSTAR INC., a Minnesota corporation

                                  By:
                                      Robert R. Murphy, Chief Financial Officer

                      Address:        3535 Technology Dr. N.W.
                                      Rochester, Minnesota 55901

                                      PREFERRED HOLDERS:

                                      LB I Group Inc.

                                      By:
                                      Title:

                      Address:        3 World Financial Center
                                      New York, NY  10285

                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      Jeffrey M. Drazan

                      Address:
                                      ------------------------------------------

                                      ------------------------------------------

                                      LEHMAN BROTHERS VENTURE
                                      PARTNERS L.P.

                                     By: Lehman Brothers Venture Associates Inc.
                                     Its: General Partner


                                      (Signature


                                      (Name)

                                      (Title)

                      Address:        3 World Financial Center
                                      New York, NY  10285

                                      LEHMAN BROTHERS VENTURE
                                      CAPITAL PARTNERS I, L.P.

                                      By: LB I Group Inc.
                                      Its: General Partner


                                      (Signature


                                      (Name)


                                      (Title)

                      Address:        3 World Financial Center
                                      New York, NY  10285

                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      LEHMAN BROTHERS VC
                                      PARTNERS L.P.

                                      By: LB I Group Inc.
                                      Its: General Partner


                                      (Signature


                                      (Name)


                                      (Title)

                      Address:        3 World Financial Center
                                      New York, NY  10285


                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      COMMON HOLDERS:





                                      Robert D. Ahmann


                      Address:




                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      Allen J. Berning



                                      Nancy J. Berning

                      Address:







                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      Michael M. Haider, Jr.



                                      Patricia A. Haider

                      Address:



                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      Daniel R. Hughes



                                      Rose M. Hughes

                      Address:



                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      William B. Leary


                                      Janet A. Leary

                      Address:




                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      Gary L. Lingbeck


                      Address:




                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      Robert R. Murphy



                                      Patricia J. Murphy

                      Address:





                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      Karl D. Shurson



                                      Marlene K. Shurson

                      Address:






                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      Hargopal Singh


                                      Karen G. Singh

                      Address:










                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                      David L. Sippel



                                      Donna L. Sippel

                      Address:





                  [SIGNATURE PAGE TO FIRST AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT]

                                   SCHEDULE A
                                   ----------

                                 COMMON HOLDERS
                                 --------------



                                                         Number of Beneficially-
      Name of Common Holder                               Owned Common Shares
      ----------------------                             ----------------------
Robert D. Ahmann                                                  85,000
Allen J. & Nancy J. Berning                                      263,000
Michael M. & Patricia A. Haider, Jr.                             110,334
Daniel R. & Rose M. Hughes                                       140,000
William B. & Janet A. Leary                                      158,000
Gary L. Lingbeck                                                 115,000
Robert R. & Patricia J. Murphy                                   292,000
Karl D. & Marlene K. Shurson                                     145,000
Hargopal & Karen G. Singh                                         86,800
David L. & Donna L. Sippel                                       292,000

     TOTAL                                           1,687,134.000000000

                                   SCHEDULE B
                                   ----------

                                PREFERRED HOLDERS
                                -----------------



Name of Preferred Holder

LB I Group Inc.

Jeffrey M. Drazan

Lehman Brothers Venture Partners L.P.

Lehman Brothers Venture Capital Partners I, L.P.

Lehman Brothers VC Partners L.P.




                                      B-1